TRANSAMERICA SERIES TRUST

SCHEDULE A

12B-1 PLAN OF DISTRIBUTION

December 1, 2020

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica 60/40 Allocation VP, Transamerica American Funds Managed Risk VP, Transamerica BlackRock iShares Edge 50 VP Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica Legg Mason Dynamic Allocation – Balanced VP, Transamerica Legg Mason Dynamic Allocation – Growth VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica 60/40 Allocation VP
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Sustainable Equity Income VP (formerly, Transamerica Barrow Hanley Dividend Focused VP)
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica BlackRock Global Real Estate Securities VP
Transamerica BlackRock Government Money Market VP
Transamerica BlackRock iShares Edge 40 VP
Transamerica BlackRock iShares Edge 50 VP
Transamerica BlackRock iShares Edge 75 VP
Transamerica BlackRock iShares Edge 100 VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Goldman Sachs 70/30 Allocation VP
Transamerica International Growth VP
Transamerica Janus Balanced VP
Transamerica Janus Mid-Cap Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation – Balanced VP
Transamerica Legg Mason Dynamic Allocation – Growth VP
Transamerica Madison Diversified Income VP
Transamerica Managed Risk – Balanced ETF VP
Transamerica Managed Risk – Conservative ETF VP
Transamerica Managed Risk – Growth ETF VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Global Allocation VP
Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP
Transamerica MSCI EAFE Index VP
Transamerica Multi-Managed Balanced VP
Transamerica PIMCO Tactical – Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PIMCO Total Return VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica QS Investors Active Asset Allocation – Conservative VP
Transamerica QS Investors Active Asset Allocation – Moderate Growth VP
Transamerica Rothschild & Co Large Cap Value VP (formerly, Transamerica Levin Large Cap Value VP)
Transamerica QS Investors Active Asset Allocation – Moderate VP
Transamerica Small/Mid Cap Value VP
Transamerica S&P 500 Index VP
Transamerica T. Rowe Price Small Cap VP
Transamerica TS&W International Equity VP
Transamerica WMC US Growth VP

SERVICE AND DISTRIBUTION FEES

Initial Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.15% as compensation for Servicing Party’s services as Distributor of Initial Class shares of the Trust.

Service Class

The Trust is authorized to pay to Servicing Party an annual distribution and service fee of 0.25% as compensation for Servicing Party’s services as Distributor of Service Class shares of the Trust.